UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2017

GLOBAL PARTNER ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Rockefeller Plaza, 11th Floor New York, New York	10020
(Address of principal executive offices)	(Zip Code)

(646) 756-2877
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On January 11, 2017, Global Partner Acquisition Corp. (“GPAC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among GPAC, Sequel Acquisition, LLC (the “MergerSub”), a wholly-owned subsidiary of GPAC, Sequel Youth and Family Services, LLC (“Sequel”) and other parties named thereto. Pursuant to the Merger Agreement, GPAC will acquire the Sequel business through an equity purchase and a merger of MergerSub with and into Sequel, with Sequel being the survivor in the merger (the “Business Combination”).

The Merger Agreement and the transactions contemplated thereby were unanimously approved by the board of directors of GPAC (the “Board”) on January 10, 2017.

Merger Agreement

The Business Combination

In the Business Combination:

●	The Sequel common equity holders will receive in consideration for their common units in Sequel newly issued class B limited liability company common units in Sequel, which will be exchangeable initially for 4,500,000 shares of common stock of GPAC (“Equity Consideration”). Immediately following the Business Combination, under the Merger Agreement, the Sequel common equity holders will also receive a distribution of (i) $105.0 million in cash (the “Cash Distribution”), (ii) 6,532,000 warrants to purchase approximately 3,266,000 shares of common stock of GPAC (the “Warrants”) and (iii) rights under the Tax Receivable Agreement described below.

●	All issued and outstanding options of Sequel will vest and become exercisable for common units of Sequel entitled to the consideration above.

●	The preferred equity holder in Sequel will receive a distribution of $30.0 million in cash (the “Preferred Cash Distribution”) and approximately $62.2 million in newly-issued preferred units in Sequel (the “Preferred Equity Consideration”) in exchange for its existing preferred interests in Sequel. The Preferred Equity Consideration will have certain preferred rights, including the right to receive monthly cash distributions in an amount initially equal to 9.9% per year, subject to adjustment based on Same Program Revenue (as defined in the Operating Agreement which is attached to the Merger Agreement, for Sequel).

●	The Preferred Equity Consideration will be redeemable at any time at GPAC’s option and automatically upon a change of control of GPAC or Sequel, provided that if such change of control has not been approved by the Board, then the Preferred Equity Consideration will be exchangeable for newly-issued convertible preferred stock of GPAC.

●	Pursuant to a Tax Receivable Agreement to be entered into at closing of the Business Combination, GPAC will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Sequel’s assets as a result of (i) the Business Combination and (ii) the exchange of the class B limited liability company common units in Sequel received in connection with the Business Combination for shares of GPAC and (B) certain other related transactions with certain of the equity holders of Sequel based on the timing of when those tax savings are realized as follows: (i) the first $5.0 million in tax savings attributable to the Sequel equity held by The Ripley Revocable Trust (the “Ripley Trust”) will be retained by GPAC, (ii) tax savings above the first $5.0 million attributable to the Sequel equity held by the Ripley Trust will be paid 80% to the Ripley Trust and retained 20% by GPAC; and (iii) tax savings attributable to the Sequel equity holders, other than the Ripley Trust, that received cash in the Business Combination and exchange class B limited liability company common units in Sequel for shares of GPAC will be paid 80% to such Sequel equity holders and retained 20% by GPAC.

●	Approximately $137.5 million in net debt of Sequel will remain outstanding following the consummation of the Business Combination.

●	Third party Business Combination transaction expenses will be paid at closing in an amount of $22.0 million in the aggregate, consisting of $11.6 million for Company Third Party Expenses (as defined in the Merger Agreement for Sequel) and $10.4 million for GPAC and Sponsor third party expenses.

●	To secure the payment of GPAC’s post-closing indemnification rights under the Merger Agreement, 400,000 class B limited liability company common units with an aggregate value of $4.0 million issuable to the Sequel common equity holders as Equity Consideration at closing of the Business Combination will be placed in escrow for 18 months to secure any indemnification obligation of the Sequel equity holders, if any, for breaches of representations and warranties (other than certain labor and billing matters), breaches of covenants, reimbursement of pre-closing taxes and unpaid Company Third Party Expenses in excess of $11.6 million and certain other indemnification obligations of the Sequel equity holders under the Merger Agreement. The units placed in escrow will be allocated among the equity holders of Sequel as provided in the Merger Agreement. In addition, the parties have purchased a $25 million representations & warranties insurance policy to indemnify GPAC against breaches of certain representations and warranties in the Merger Agreement. Other than with respect to fraud, intentional misrepresentation, willful misconduct, breaches of certain fundamental representations or indemnification obligations for breaches of covenants, pre-closing taxes, unpaid Company Third Party Expenses and other specific indemnification obligations of the Sequel equity holders, GPAC’s rights to indemnification recovery will be subject to a $2.0 million deductible and be capped to $2.0 million worth of the amount in escrow plus the amounts available under the representations & warranties insurance policy. The holder of preferred interests in Sequel will be subject to indemnification obligations to GPAC only for its own covenants and in the maximum amount of the Preferred Cash Distribution in connection with the Merger Agreement.

●	The class B limited liability company common units of Sequel issued to the Sequel common equity holders in the Business Combination will be exchangeable into shares of common stock of GPAC pursuant to an Exchange Agreement to be entered into at closing of the Business Combination following a six month lock-up period on the first business day of any calendar month, upon a change of control or upon termination of employment. The initial exchange ratio will be one-for-one and is subject to certain adjustments.

In connection with the Business Combination:

●	Global Partner Sponsor I LLC (the “Sponsor”) will subject 1,552,500 shares of common stock of GPAC owned by it (or 40% of the 3,881,250 founder shares owned by it) to vesting and forfeiture based on the common stock price performance of the post-Business Combination company over eight years following consummation of the Business Combination (the “Vesting Period”) as follows: (i) 776,250 shares (or 50%) will vest and no longer be subject to forfeiture on the first day of the closing price of the common stock of the post-Business Combination company being at or above $12.50 for 20 trading days over a 30 trading day period immediately preceding such day during the Vesting Period and (ii) 776,250 shares (or 50%) will vest and no longer be subject to forfeiture on the first day of the closing price of the common stock of the post-Business Combination company being at or above $15.00 for 20 trading days over a 30 trading day period immediately preceding such day during the Vesting Period. Any shares that do not vest during the Vesting Period will be forfeited by the Sponsor at the expiration of the Vesting Period. All shares will vest and no longer be subject to forfeiture upon a change of control or liquidation of GPAC. The Sponsor will continue to be entitled to voting rights and dividends on these shares until vesting.

●	The Sponsor will subject 2,328,750 shares of common stock of GPAC owned by it (or 60% of the 3,881,250 founder shares owned by it) to a new six-month lock-up in addition to the existing one year lock-up on these shares, subject to certain exceptions.

●	The Sponsor will forfeit (i) 6,532,000 of its warrants to purchase 3,266,000 shares of GPAC common stock to permit the issuance and sale of the 6,532,000 Warrants to purchase 3,266,000 shares of GPAC common stock to the Sequel common equity holders in the Business Combination and (ii) 1,000,000 of its warrants to purchase 500,000 shares of GPAC common stock to fund in part a new Sequel Youth and Family Services Stock Incentive Plan (the “Equity Incentive Plan”) proposed to be put in place upon closing of the Business Combination. Following such forfeitures, the Sponsor will own 5,283,000 warrants to purchase 2,641,500 shares of common stock of GPAC at the consummation of the Business Combination.

●	An estimated $1.2 million in loans from the Sponsor described under Item 2.03 below will be repaid at closing as Business Combination third party transaction expenses.

GPAC intends to pay any redemption of GPAC common stock, the Cash Distribution of approximately $105.0 million, the Preferred Cash Distribution of $30.0 million and Business Combination transaction expenses of approximately $22.0 million primarily with the approximately $155.3 million of current proceeds from its trust account and approximately $2.8 million in borrowings at closing under Sequel’s current revolving line of credit. The remainder of the consideration in the Business Combination will consist of the Preferred Equity Consideration, the Warrants and the Equity Consideration.

Conditions to Each Party’s Obligations

Each of GPAC’s and Sequel’s obligations under the Merger Agreement are subject to the satisfaction or waiver, if applicable, of a number of customary closing conditions, including, but not limited to, the following: (i) the approval of the Business Combination and related equity issuances, certain amendments to GPAC’s existing amended and restated certificate of incorporation, the proposed Equity Incentive Plan and the election of a new board of directors by the stockholders of GPAC; (ii) the absence of material adverse effects; (iii) the continuation of Sequel’s existing credit facility, with certain amendments approved by GPAC; (iv) the amount of funds in the trust account of GPAC after giving effect to redemptions and the payment of deferred commissions, plus the proceeds from equity and debt financings prior to closing, not being less than approximately $158.0 million; (v) the exercise of at least 98% of the outstanding Sequel options and execution by all unit holders of Sequel of a letter of transmittal, which includes a release and joinder agreement; (vi) the delivery of customary officer’s and secretary’s certificates; (vii) the retention of certain key employees of Sequel; (viii) the delivery and execution of related transaction documents; (ix) the execution of a non-competition agreement by Sequel’s co-founder and non-executive chairman, John F. Ripley; and (x) the representations and warranties of each party being true and correct.

Representations and Warranties

Under the Merger Agreement, Sequel makes customary representations and warranties relating to: organization; equity of Sequel and the Sequel subsidiaries; authority; execution and delivery; enforceability; no conflicts; consents; financial statements and controls; no changes; assets other than real property interests; real property; environmental matters; intellectual property; information technology; privacy and security; contracts; permits; insurance; tax matters; proceedings; compliance with laws; employee benefit plans and compensation; employee and labor matters; transactions with related persons; intercompany accounts; effect of transaction; top payors/vendors; solvency; healthcare matters; healthcare matters payment programs; accounts; safe deposit boxes; powers of attorney; officers and directors; brokers’ and finders’ fees; disclosure; and no other representations and warranties.

Under the Merger Agreement, GPAC and MergerSub make customary representations and warranties relating to: organization, standing and power; authority; consents; no conflicts; interim operations of MergerSub; capitalization; compliance with laws; equity consideration; SEC documents; financial statements; trust account; board approval; vote required; legal proceedings; and brokers’ and finders’ fees.

The representations and warranties of the parties generally survive until at least the 36-month anniversary of the closing of the Business Combination, except that (i) Sequel’s representations and warranties regarding certain employee and labor matters and healthcare payment program matters will not survive the closing of the Business Combination and (ii) certain fundamental representations and warranties will survive until the earlier of (a) the expiration of the applicable statute of limitations, taking into account any applicable extension and (b) the seventy-two (72) month anniversary of the closing date.

GPAC and the Sequel equityholders have agreed to customary indemnification obligations with respect to breaches of the representations and warranties described above. The Sequel equityholders’ obligations will be subject to a deductible in the amount of $2.0 million, subject to certain exceptions described above under “The Business Combination”.

Termination

The Merger Agreement may be terminated and the Business Combination abandoned at any time prior to the closing (i) by mutual agreement of Sequel and GPAC prior to GPAC’s stockholder approval; (ii) by GPAC or Sequel if the closing date has not occurred by May 15, 2017 (this date will automatically be extended to June 15, 2017 if the proxy statement has been mailed to GPAC’s stockholders by May 15, 2017 but the GPAC stockholder meeting has not yet occurred; (iii) by GPAC or Sequel if: (a) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Business Combination, or (b) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the closing by any governmental authority that would make consummation of the closing illegal; (iv) by GPAC if (a) any governmental authority prohibits GPAC’s ownership or operation of any portion of the business of Sequel or its subsidiaries or compels GPAC or Sequel to dispose of or hold separate all or any portion of the business or assets as a result of the Business Combination or (b) if it is not in material breach of its obligations under the Merger Agreement and there has been an uncured breach by Sequel or its equity holders such that the conditions to the obligation of GPAC to consummate the Business Combination would not be satisfied or (c) if at any time prior to obtaining the vote of the Sequel equityholders sufficient to approve the Business Combination, the Board of Managers of Sequel or Sequel is in material breach of certain covenants as to the operation of Sequel’s business before closing; and (iv) by Sequel if none of Sequel or its equityholders is in material breach of their respective obligations under the Merger Agreement and there has been an uncured breach by GPAC such that the conditions to the obligation of Sequel to consummate the Business Combination would not be satisfied.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.

Founder Share Letter Agreement

Concurrently with the execution of the Merger Agreement and subject to automatic termination upon termination of the Merger Agreement, the Sponsor entered into a founder share letter agreement (the “Founder Share Letter Agreement”), which provides for the lock-up of 2,328,750 of the founder shares owned by it, the vesting of 1,552,500 of the founder shares owned by it and the forfeiture of 7,532,000 of the warrants to purchase 3,766,000 shares of GPAC common stock owned by it described above.

This description of the Founder Share Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Founder Share Letter Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Board Agreement

Contemporaneously with the execution of the Merger Agreement and subject to automatic termination upon termination of the Merger Agreement, GPAC entered into an agreement (“Board Agreement”) with John F. Ripley pursuant to which GPAC agreed to nominate Mr. Ripley as the chairman of the board of directors of the post-Business Combination company. It also agreed that so long as he is a director of the post-Business Combination company, Mr. Ripley will receive an annual payment of $100,000.

This description of the Board Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Board Agreement, a copy of which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Ripley Non-Compete Agreement

Contemporaneously with the execution of the Merger Agreement and subject to automatic termination upon termination of the Merger Agreement, GPAC and Sequel entered into an agreement (the “Ripley Non-Compete Agreement”) with John F. Ripley pursuant to which Mr. Ripley agreed not to compete with, interfere with or solicit employees, agents or officers of the post-Business Combination company for ten years. In consideration thereof, Mr. Ripley will be entitled to receive $1,900,000 per year, payable monthly in arrears during the ten year period. In the event of a failure to pay which remains uncured for 90 days (unless and to the extent such cure period is extended due to the post-Business Combination company not being solvent under its senior lending facility), the restrictive covenants binding Mr. Ripley will terminate. If the post-Business Combination company makes payments for ten years following the completion of the Business Combination under the Ripley Non-Compete Agreement, Mr. Ripley will also assign his undivided one-half interest in the option to purchase furniture, unattached fixtures, livestock, equipment and real property owned by Mingus Mountain Estate Residential Center to Sequel at a purchase price of $1.00.

This description of the Ripley Non-Compete Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Ripley Non-Compete Agreement, a copy of which is filed hereto as Exhibit 10.3 and is incorporated herein by reference.

Support Agreement

Contemporaneously with the execution of the Merger Agreement, GPAC entered into an agreement (the “Support Agreement”) with the Sponsor pursuant to which the Sponsor agrees, among other things, to adopt a resolution approving the Merger Agreement and to vote any shares of GPAC common stock then owned or thereafter acquired by the Sponsor in favor of the Business Combination.

This description of the Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreement, a copy of which is filed hereto as Exhibit 10.4 and is incorporated herein by reference.

Employee Offer Letters and Restrictive Covenants

Concurrently with the execution of the Merger Agreement, each of John Stupak, Mandy Moses and Sybil Potts signed a new offer letter with Sequel (the “Employee Offer Letters”) for their continued employment as the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively, of the post-Business Combination company. Each of the Employee Offer Letters will become effective upon consummation of the Business Combination. On the same day, they each also entered into a confidentiality, non-solicitation and proprietary rights agreement (the “Restrictive Covenant Agreement”).

The Employee Offer Letters provide for an annual base salary of $500,000 for Mr. Stupak, $300,000 for Ms. Moses and $264,600 for Ms. Potts, which will be reviewed on an annual basis, in line with the post-Business Combination company’s compensation policies. Each of these executives will be eligible to receive an annual cash bonus, as determined by the board of managers in its sole discretion based on individual and company-performance criteria set forth by the board of managers. Any such bonus will be paid when annual bonuses are paid to other executives, generally, and will be further conditioned on continued employment through the applicable payment date. Upon the closing of the Business Combination, and subject to the executive’s continued employment through the date of closing and subject to stockholder approval of the proposed Equity Incentive Plan, the Compensation Committee of the board of directors will meet to consider the issuance of equity to the executive pursuant to the terms of the proposed Equity Incentive Plan. The executive will be an employee at will whose employment may be terminated by him or the company at any time, with or without cause. The executive will be required to give the post-Business Combination company not less than 180 days’ advance written notice of his or her resignation; provided, however, that the company may at any time in its discretion waive all or part of that notice period. During the notice period, the post-Business Combination company may in its discretion require the executive to cease performing some or all of his or her duties and to refrain from entering its places of business. During such notice period, the executive will remain an employee, will cooperate in the transition of his or her duties and will remain bound by all his or her duties and obligations. If the executive fails, in whole or in part, to provide the advance notice of resignation required and the post-Business Combination company does not waive that notice period or any unexpired portion thereof, the post-Business Combination company will continue to pay the executive’s base salary for the remaining period and the restrictive covenants and the executive’s other duties and obligations will continue for the duration of the remaining period.

Pursuant to the Restrictive Covenant Agreement, during the executive’s employment and for the 12 month period following cessation of employment for any reason, the executive shall not, directly or indirectly, on his or her own behalf or on behalf of any other person (other than the post-Business Combination company) (i) contact, solicit, divert, induce, call on or attempt to contact, induce, take away, do business with or otherwise impact the relationship of the post-Business Combination company, and its subsidiaries with any past, present or prospective customer (after termination of employment, customers shall be measured within the two year period prior to the termination date; or (ii) employ, hire or engage (or solicit for employment or engagement) any individual who is employed by the post-Business Combination company and its subsidiaries or has been so employed within the preceding 12 months, or otherwise encourage or induce any such individual to discontinue or otherwise alter his or her relationship with the post-Business Combination company and its subsidiaries. The executive will also be subject to confidentiality obligations.

The foregoing descriptions of the Employee Offer Letters and Restrictive Covenant Agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of the Employee Offer Letters and Restrictive Covenant Agreements, which are attached hereto as Exhibit 10.5, Exhibit 10.6, Exhibit 10.7, Exhibit 10.8, Exhibit 10.9 and Exhibit 10.10 and are incorporated herein by reference.

Promissory Note

The disclosure set forth below in Item 2.03 of this Current Report on Form 8-K regarding the unsecured promissory note, dated January 12, 2017 (the “Note”) with an interest rate of 7.5% per annum, issued by GPAC to the Sponsor, is incorporated by reference herein and is qualified in its entirety by reference to the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.11.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 12, 2017, GPAC issued the Note to the Sponsor. The Note permits borrowings by GPAC from time to time from the Sponsor in an aggregate principal amount of up to $1.2 million. On January 12, 2017, GPAC borrowed $600,000 under the Note. GPAC intends to use the proceeds from such borrowings for ongoing operational expenses and certain other expenses in connection with the Business Combination. Under the Note, GPAC has the option to convert any unpaid balance into shares of the GPAC’s common stock based on a share price of $10.00 per share. The Note is repayable in full upon consummation of the Business Combination.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Note is attached to this Current Report on Form 8-K as Exhibit 10.11 and is incorporated herein by reference. The disclosure set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirety by reference to the Note.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of GPAC common stock to be issued in connection with the Merger Agreement and the transactions contemplated thereby will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure

On January 11, 2017, members of GPAC’s and Sequel’s management teams held an investor conference call to, among other things, announce the execution of the Merger Agreement. A script of the recording that was used in the conference call with certain of GPAC’s stockholders and other persons with respect to the transactions contemplated by the Merger Agreement is attached hereto as Exhibit 99.1.

On January 12, 2017, John Stupak, CEO of Sequel, and Jay Ripley, Chairman of Sequel, sent a letter to the employees and equityholders of Sequel announcing the plan to enter into business combination with GPAC and explaining certain effects of Sequel becoming a public company as a result of the business combination. A copy of the letter is attached hereto as Exhibit 99.2.

The script and the letter attached as Exhibit 99.1 and Exhibit 99.2, respectively, are being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include the timing of the proposed business combination; the business plans, objectives, expectations and intentions of the parties once the transaction is complete, and GPAC’s and Sequel’s future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against Sequel or GPAC following the announcement of the proposed Business Combination and the transactions contemplated thereby; the inability to complete the proposed Business Combination due to the failure to obtain approval of the stockholders of GPAC, or other conditions to closing in the Merger Agreement; the inability to maintain the listing of GPAC’s common stock and warrants on The NASDAQ Capital Market or any other stock exchange following the proposed Business Combination; the risk that the proposed Business Combination may disrupt current plans and operations as a result of the announcement and consummation of the transactions described herein; the inability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition and the inability of the combined business to grow and manage growth profitably; costs related to the proposed Business Combination; changes in level of spending of government (including Medicaid), commercial and private payors on the services which Sequel provides; the consolidation of managed-care organizations and their third-party payors; increases in controls over healthcare costs; the risk of care incidents and associated negative publicity; the risk of legal complaints and proceedings and government investigations; changes in applicable laws or regulations, including expected regulatory changes in healthcare laws following the recent U.S. elections, especially the expected repeal or changes to the Affordable Care Act; the inability to comply with licensing or other regulatory requirements, laws and regulations; the intense competition in the industry; the inability to profitably expand into new markets; cybersecurity risks and the failure to protect patients’ health information; the failure to comply with proper billing practices; the possibility that Sequel or GPAC may be adversely affected by other economic, business, and/or competitive factors; the risk of loss of key personnel or inability to recruit talent; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by GPAC and Sequel.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in the proxy statement to be filed by GPAC with the SEC when available. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. GPAC and Sequel disclaim any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information about the Transaction and Where to Find It

In connection with the proposed business combination, GPAC will file preliminary and definitive proxy statements with the SEC and will mail a definitive proxy statement and other relevant documents to its stockholders. Investors and security holders of GPAC are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with GPAC’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed business combination because the proxy statements will contain important information about the proposed business combination and the parties to it. The definitive proxy statement will be mailed to stockholders of GPAC as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Global Partner Acquisition Corp., c/o Andrew Cook, 1 Rockefeller Plaza, 11th Floor New York, New York 10020, e-mail: info@globalpartnerac.com.

Participants in the Solicitation

GPAC, Sequel, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of GPAC stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in GPAC of directors and officers of GPAC in the company’s proxy statement for its 2016 annual meeting, which was filed with the SEC on November 21, 2016. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the GPAC’s stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available. Information concerning the interests of GPAC’s and Sequel’s participants in the solicitation, which may, in some cases, be different than those of GPAC’s and Sequel’s equity holders generally, will be set forth in the proxy statement relating to the proposed business combination when it becomes available.

Disclaimer

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of January 11, 2017, by and among Global Partner Acquisition Corp., Sequel Youth and Family Services, LLC., Sequel Acquisition, LLC and other parties named therein.
10.1	Founder Share Letter Agreement, dated as of January 11, 2017, entered by Global Partner Sponsor I LLC.
10.2	Board Agreement, dated as of January 11, 2017, by and between Global Partner Acquisition Corp. and John F. Ripley.
10.3	Ripley Non-Compete Agreement, dated as of January 11, 2017, by and among Global Partner Acquisition Corp., Sequel Youth and Family Services, LLC and John F. Ripley.
10.4	Support Agreement, dated as of January 11, 2017, by and between Global Partner Acquisition Corp. and Global Partner Sponsor I LLC.
10.5	Employee Offer Letter, dated as of January 11, 2017, executed by John Stupak.
10.6	Confidentiality, Non-Solicitation and Proprietary Rights Agreement, dated as of January 11, 2017, by and between Sequel Youth and Family Services, LLC and John Stupak.
10.7	Employee Offer Letter, dated as of January 11, 2017, executed by Sybil Potts.
10.8	Confidentiality, Non-Solicitation and Proprietary Rights Agreement, dated as of January 11, 2017, by and between Sequel Youth and Family Services, LLC and Sybil Potts.
10.9	Employee Offer Letter, dated as of January 11, 2017, executed by Mandy Moses.
10.10	Confidentiality, Non-Solicitation and Proprietary Rights Agreement, dated as of January 11, 2017, by and between Sequel Youth and Family Services, LLC and Mandy Moses.
10.11	Promissory Note, dated as of January 12, 2017, issued by Global Partner Acquisition Corp. to Global Partner Sponsor I LLC.
99.1	Script used in connection with investor conference call held on January 11, 2017.
99.2	Letter sent to the employees and equityholders of Sequel on January 12, 2017.

*	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). GPAC agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2017	GLOBAL PARTNER ACQUISITION CORP.

	By:	/s/ Andrew Cook
	Name:	Andrew Cook
	Title:	Chief Financial Officer and Secretary

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of January 11, 2017, by and among Global Partner Acquisition Corp., Sequel Youth and Family Services, LLC., Sequel Acquisition, LLC and other parties named therein.
10.1	Founder Share Letter Agreement, dated as of January 11, 2017, entered by Global Partner Sponsor I LLC.
10.2	Board Agreement, dated as of January 11, 2017, by and between Global Partner Acquisition Corp. and John F. Ripley.
10.3	Ripley Non-Compete Agreement, dated as of January 11, 2017, by and among Global Partner Acquisition Corp., Sequel Youth and Family Services, LLC and John F. Ripley.
10.4	Support Agreement, dated as of January 11, 2017, by and between Global Partner Acquisition Corp. and Global Partner Sponsor I LLC.
10.5	Employee Offer Letter, dated as of January 11, 2017, executed by John Stupak.
10.6	Confidentiality, Non-Solicitation and Proprietary Rights Agreement, dated as of January 11, 2017, by and between Sequel Youth and Family Services, LLC and John Stupak.
10.7	Employee Offer Letter, dated as of January 11, 2017, executed by Sybil Potts.
10.8	Confidentiality, Non-Solicitation and Proprietary Rights Agreement, dated as of January 11, 2017, by and between Sequel Youth and Family Services, LLC and Sybil Potts.
10.9	Employee Offer Letter, dated as of January 11, 2017, executed by Mandy Moses.
10.10	Confidentiality, Non-Solicitation and Proprietary Rights Agreement, dated as of January 11, 2017, by and between Sequel Youth and Family Services, LLC and Mandy Moses.
10.11	Promissory Note, dated as of January 12, 2017, issued by Global Partner Acquisition Corp. to Global Partner Sponsor I LLC.
99.1	Script used in connection with investor conference call held on January 11, 2017.
99.2	Letter sent to the employees and equityholders of Sequel on January 12, 2017.

*	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). GPAC agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.